UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2015

GenCorp Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2015, the Organization & Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of GenCorp Inc. (the “Company ” or “GenCorp”) approved the following:  (i) cash incentive awards to its named executive officers and other key employees for fiscal 2014; (ii) the fiscal 2015 base salaries for the Company’s named executive officers to be effective April 1, 2015; (iii) achievement of the performance objectives of the Company’s 2012 Long-Term Incentive Program (the “2012 LTIP”) for eligible employees of the Company including certain of the named executive officers; and (iv) fiscal 2015 annual cash incentive plan metrics and plan design.

The table below summarizes the fiscal 2014 incentive awards, fiscal 2015 base salaries, effective April 1, 2015, fiscal 2015 short term incentive compensation target percentages and fiscal 2015 long term incentive compensation target percentages for the Company’s named executive officers.

Named Executive Officer	Title	Fiscal 2014 Incentive Award	Fiscal 2015 Annual Base Salary	Fiscal 2015 Short Term Incentive Compensation Target Percentage	Fiscal 2015 Long Term Incentive Compensation Target Percentage
Scott J. Seymour	President and Chief Executive Officer	$906,250	$750,000	125%	225%
Kathleen E. Redd	Vice President, Chief Financial Officer and Assistant Secretary	$242,711	$416,654	65%	135%
Christopher C. Cambria	Vice President, General Counsel and Secretary	$168,952	$351,419	55%	110%
Warren M. Boley	President, Aerojet Rocketdyne	$270,784	$422,838	75%	145%
John D. Schumacher	Vice President, Business Relations	$172,013	$325,206	55%	100%

The annual cash incentive program is intended to provide a competitive level of compensation when specific individual and/or business performance objectives are achieved. The fiscal 2014 incentive awards were based on an assessment of actual performance against pre-established Company and business segment performance objectives specified in the Company’s fiscal 2014 annual cash incentive plan. The performance objectives as outlined in the fiscal 2014 annual cash incentive plan included contract profit, cash flow, awards, and personal factors as defined therein, each of which were weighted differently.

The 2012 LTIP Performance-Based Grants for Mr. Seymour, Cambria and Ms. Redd vested at 125% based on an assessment of actual performance against pre-established fiscal 2014 economic value added targets.  As a result, 113,407, 25,568  and 41,026 respectively, of Mr. Seymour’s, Cambria’s and Ms. Redd’s restricted shares of common stock of the Company, par value $0.10 per share (the “Common Stock”), vested.   Mr. Boley received a grant of restricted stock under the 2012 LTIP which were vested at 100.3% based on an assessment of actual performance against pre-established fiscal 2014 revenue growth, pre-tax earnings and capital turnover ratio metrics.  As a result, 8,024 shares of Common Stock for Mr. Boley vested.  Mr. Schumacher was not a participant in the 2012 LTIP grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 6, 2015	GENCORP INC.

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Assistant Secretary